Exhibit 99.1

NEWS ANNOUNCEMENT

Carmike Cinemas Announces Proposed Refinancing of Senior Secured Notes

Columbus, GA – June 8, 2015– Carmike Cinemas, Inc. (NASDAQ: CKEC), today announced its plans to offer, subject to market and other conditions, $230 million in aggregate principal amount of Senior Secured Notes due 2023 to “qualified institutional buyers,” as defined in Rule 144A under the Securities Act of 1933, as amended, and non-U.S. persons outside the United States under Regulation S under the Securities Act of 1933, as amended.

Carmike also expects to refinance its existing credit facility with a new $50 million senior secured credit facility. Carmike expects the new credit facility to remain undrawn at closing.

Carmike intends to use the proceeds of the offering and cash on hand to redeem all $210 million in aggregate principal amount of its 7.375% Senior Secured Notes due 2019, and to pay related fees and expenses.

The senior notes will not be registered under the Securities Act of 1933 or the securities laws of any state and may not be offered or sold in the United States absent registration or an applicable exemption from the registration requirements under the Securities Act of 1933 and any applicable state securities laws.

This press release does not constitute an offer to sell or the solicitation of an offer to buy the notes, nor shall it constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale is unlawful.

About Carmike Cinemas

Carmike Cinemas, Inc. is a U.S. leader in digital cinema, 3-D cinema deployments and one of the nation’s largest motion picture exhibitors. Carmike has 272 theatres with 2,894 screens in 41 states. The circuit includes 46 premium large format (PLF) auditoriums featuring state-of-the-art technology and luxurious seating, including 28 “BigDs,” 16 IMAX auditoriums and two MuviXL screens. As “America’s Hometown Theatre Chain” Carmike’s primary focus is mid-sized communities. Visit www.carmike.com for exact show-times and to purchase tickets.

Disclosure Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the federal securities laws. Statements that are not historical facts, including statements about our beliefs, expectations and future performance, are forward-looking statements. Forward-looking statements include statements preceded by, followed by or that include the words, “believes,” “expects,” “anticipates,” “plans,” “estimates,” “seeks” or similar expressions. Examples of forward-looking statements in this press release include the Company’s expectations regarding results from our operating strategies, box office performance, food and beverage strategies, circuit expansion and additional acquisition opportunities. Forward-looking statements are only predictions and are not guarantees of performance. These statements are based on beliefs and assumptions of management, which in turn are based on currently available information. The forward-looking statements also involve risks and uncertainties, which could cause actual results to differ materially from those contained in any forward-looking statement. Many of these factors are beyond our ability to control or predict. Important factors that could cause actual results to differ materially from those contained in any forward-looking statement include, but are not limited to: our ability to achieve expected results from our strategic acquisitions, general economic conditions in our regional and national markets; our ability to comply with covenants contained in our senior secured credit agreement and the indenture governing our 7.375% Senior Secured Notes due 2019; our ability to operate at expected levels of cash flow; financial market conditions including, but not limited to, changes in interest rates and the availability and cost of capital; our ability to meet our contractual obligations, including all outstanding financing commitments; the availability of suitable motion pictures for exhibition in our markets; competition in our markets; competition with other forms of entertainment; and other factors, including the risk factors disclosed in our Annual Report on Form 10-K for the year ended December 31, 2014, under the caption “Risk Factors.” We believe these forward-looking statements are reasonable; however, undue reliance should not be placed on any forward-looking statements, which are based on current expectations. Further, forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly any of them in light of new information or future events.

Contacts:
Norberto Aja or Jennifer Neuman	Richard B. Hare
JCIR	Chief Financial Officer
(212) 835-8500 or ckec@jcir.com	(706) 576-3416